EX-23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 [File No.s 333-214553, 333-214554, and 333217963] of our report dated March 29, 2019 with respect to the audited consolidated financial statements of Protagenic Therapeutics, Inc. for the years ended December 31, 2018 and 2017. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
July 3, 2019